Exhibit 10.16

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated as of November 4, 2020 (the “Effective Date”), is made and entered into by and between EWC Ventures, LLC, a Delaware limited liability company (the “Company”), and Jennifer Vanderveldt (the “Executive”).

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and intending to be legally bound, the Company and the Executive agree as follows:

1.          Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, on the terms and conditions set forth in this Agreement. The term of the Executive’s employment hereunder (the “Initial Term”) shall commence on or around December 7, 2020 (the actual date of commencement is referred to as the “Commencement Date”), and, unless sooner terminated as set forth in Section 5 below, shall expire on the third (3rd) anniversary of the Commencement Date; provided, that the Initial Term shall automatically renew for successive additional terms of one (1) year (each, a “Renewal Term”), unless notice of nonrenewal is given in writing by either party at least sixty (60) days prior to the expiration of the then-current term (the Initial Term and any Renewal Term(s) are hereinafter referred to as the “Term”). The Company’s and Executive’s obligations pursuant to this Agreement are conditioned upon the Executive’s commencing employment on or before December 7, 2020, and if that does not occur, the Agreement shall be void ab initio without liability to Executive, the Company or any of the Company’s affiliates.

2.         Title and Duties.

            (a)        Title and Duties. The Executive will serve as Chief Financial Officer of the Company and its subsidiaries (collectively, the “Group Companies”) and will have the normal duties, responsibilities and authority of this office, subject to the power of the Board of Directors of the Company (the “Board”) and the Chief Executive Officer (the “CEO”) to expand or limit such duties, responsibilities and authority and to override the Executive’s actions. The Executive shall initially report directly to the CEO. The Executive’s duties and responsibilities shall include, without limitation, overseeing all financial and accounting matters for the Company. The Executive shall be covered by directors’ and officers’ insurance coverage on terms consistent with the coverage maintained by the Company for its officers for all claims arising from or related to Executive’s service as an officer or employee of the Company or as a fiduciary, officer or director of any subsidiary, plan or other entity at the request of the Company. Executive will be entitled to indemnification, advancement, and exculpation from the Company on terms no less favorable to Executive than consistent with those as provided as of the date hereof to Covered Persons (as such term is defined in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 25, 2018.

(b)      Location of Employment. The Executive’s principal place of employment will be at the Company’s headquarters or such other executive offices designated by the Company from time to time, it being understood that while the Company’s headquarters are located in Plano, Texas the corporate team is currently in a remote work setting. The Executive acknowledges and understands that, when necessary, travel will be required to fully perform the Executive’s duties and responsibilities hereunder. When the corporate office is reopened, the Executive acknowledges that her position requires a regular physical presence at the Company’s principal offices of 4-5 business days per week. At such times, the Executive may in good faith establish her work and travel schedule, taking into account job responsibilities, the Company’s business needs, available travel itineraries and other factors deemed appropriate by the Company and the Executive; provided, that the Company reserves the right to review and modify the Executive’s schedule from time to time in its good faith business discretion. Repeated failures by the Executive to maintain such a regular physical presence at the Company’s principal offices, wherever located, are grounds for a termination by the Company for Cause (as defined below).

3.         Full Time; Best Efforts. The Executive will devote her best efforts and her full business time and attention to the business and affairs of the Group Companies. The Executive will not engage in any other business activity without the prior written approval of the Board, and will perform her duties and responsibilities hereunder to the Group Companies to the best of her abilities in a diligent, trustworthy and business-like manner. This provision shall not operate to prohibit the Executive from (i) serving on corporate, civic or charitable boards or committees, so long as the Executive has the prior approval of the Board or the CEO, which approval will not be unreasonably withheld, and (ii) delivering lectures or fulfilling speaking engagements, so long as the Executive has the prior approval of the Board or the CEO, which approval will not be unreasonably withheld, so long as in any case above such activities, individually or in the aggregate, do not materially interfere with the performance of the Executive’s duties under this Agreement.

4.          Compensation and Benefits.

             (a)          Salary. Commencing on the Commencement Date, the Company shall pay the Executive a base salary at the annual rate of $375,000 (as in effect from time to time, the “Salary”), as reduced by all payroll deductions required by law and/or authorized by the Executive, which Salary shall be payable in equal installments in accordance with the Company’s normal payroll practice and prorated during any partial year of employment. The Salary shall be subject to annual review by the Board and any increase thereof shall be within the Board’s sole discretion.

             (b)         Sign-On Bonus. The Executive shall be paid a sign-on bonus of $100,000 (the “Sign-On Bonus”) payable within thirty (30) days following the Commencement Date. If the Executive’s employment with the Company is terminated by the Company for Cause (as defined below) or the Executive resigns without Good Reason (as defined below), in either case, during the two (2) year period immediately following the Commencement Date (the “Clawback Period”), then the Executive shall repay to the Company within ten (10) days following the date of termination a portion of the Sign-On Bonus equal to either (A) if the termination occurs within the one (1) year period immediately following the Commencement Date, then 100% of the Sign-On Bonus, or (B) if the termination occurs beyond such one (1) year period but prior to the expiration of the Clawback Period, then the product obtained by multiplying (i) the Sign-On Bonus by (ii) a fraction, (x) the numerator of which is equal to the number of calendar days remaining in the Clawback Period, and (y) the denominator of which is 731.

(c)          Performance Bonus. Beginning in calendar year 2021, the Executive will be eligible to participate in the Company’s annual incentive bonus plan (the “Bonus Plan”). The target payout pursuant to the Bonus Plan shall be 50% (the “Target Bonus Percentage”), and the maximum payout pursuant to the Bonus Plan shall be 75%, of the Executive’s Salary, in each case to the extent earned, prorated for any partial year of employment (as applicable, the “Performance Bonus”). The amount of any such bonus will be determined in the sole discretion of the Board, based on performance against specified objectives established by the Board and shall be paid at the same time annual bonuses are paid to other executive-level employees of the Company. The Executive must remain employed with the Company through the applicable payment date in order to earn her annual bonus.

(d)         Benefits. The Executive will be entitled to participate in the Company’s health and welfare benefit programs and vacation and other benefit programs from time to time in effect for executives of the Company generally, except to the extent that such plans are in a category of benefits otherwise provided to the Executive (e.g., severance pay). Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies, and such benefit plans or arrangements may be changed, terminated or reduced from time to time.

(e)         Reimbursement of Expenses. The Executive shall receive prompt reimbursement of all reasonable expenses incurred in the ordinary course of business on behalf of the Company, subject to the presentation of receipts or other appropriate documentation and approval by, and in accordance with the policies established by, the Company.

(f)           Equity Award. As soon as reasonably practicable after the Commencement Date, the Executive will be granted a number of profits interest units equal to 0.75% of the outstanding Class A common units of the Company as of the date of grant (the “Profit Interest Units”), of which approximately 50% will vest based on service and the remaining portion will vest based on performance (as set out in greater detail in the applicable award agreement). The Profits Interest Units shall be granted pursuant to, and in accordance with, the terms and conditions of (i) an incentive equity plan, (ii) a grant agreement, and (iii) the limited liability company agreements of the Company and a management holding vehicle through which such profits interest will be granted.

(g)         Paid Time Off. Notwithstanding the Group Companies’ standard accrual rates for Paid Time Off (“PTO”) under their applicable Paid Time Off and Sick Leave policies in effect from time to time, Executive will initially be eligible for two hundred sixteen (216) hours of PTO subject to such policies. For full-time exempt associates, PTO may be taken for any reason, including vacation, sick days, or other personal time away from work. Group Companies provide a PTO bank in lieu of separate vacation benefits or personal day benefits or other similar programs. The PTO year runs from January 1st through December 31st, and associates accrue PTO hours proportionately each bi-weekly pay period up to their respective total eligible hours for the year. Executive will immediately begin to accrue PTO on the Commencement Date; provided, however accrued PTO will not be available until the expiration of Executive’s introductory employment period for associates which is the 60-day period commencing on the Commencement Date. A copy of the Group Companies’ PTO current Paid Time Off and Sick Leave policy will be provided to Executive upon the commencement of employment.

5.         Termination of Employment. The Executive’s employment shall end upon the earliest to occur of (i) the Executive’s death or a termination of the Executive’s employment by the Company due to Disability (as defined below), (ii) a termination of the Executive’s employment by the Company for Cause (as defined below), (iii) a termination of the Executive’s employment by the Company without Cause, (iv) a termination by the Executive for Good Reason (as defined below) or (v) upon thirty (30) days’ written notice, a resignation by the Executive; provided, that, if the Executive gives notice of resignation pursuant to clause (v), (x) the Company may accept such resignation as of a date earlier than the end of the thirty (30) day period, and (y) the Company may put the Executive on “garden leave” for all or part of such period. Upon any termination of the Executive’s employment with the Company, the Executive shall be deemed to have concurrently resigned from all other positions with the Company and its affiliates, whether as an officer, director, manager, employee, fiduciary or otherwise, and shall execute any documents reasonably required to effectuate the foregoing, and failure to do so shall result in a termination for Cause. For the avoidance of doubt, a non-renewal of the Initial Term shall not constitute a termination without Cause or a basis for resigning for Good Reason.

(a)         Benefits Payable Upon Separation.

(i)          Death or Disability. In the event of the termination of the Executive’s employment on account of death or Disability, the Company shall pay to the Executive (or the Executive’s estate) (x) all earned but unpaid Salary through such date at the rate then in effect, and (y) any accrued but unused paid time off through the date of termination (together, the “Accrued Benefits”).

(ii)        Termination by the Company Without Cause or Resignation by the Executive with Good Reason. If the Executive’s employment with the Company is terminated by the Company without Cause (but not, for the avoidance of doubt, as a result of the Executive’s death or Disability) or by the Executive with Good Reason, the Company shall:

1.          pay to the Executive the Accrued Benefits; and

2.          continue to pay the Executive’s Salary for a twelve (12) month period after the Executive’s employment termination date, or, if earlier, until the date on which the Executive begins new employment or service with a third party; and

3.          pay to the Executive at the time described in Section 4(c), a prorated share of the amount of any Performance Bonus for the year in which the termination occurs, based on Bonus Plan targets for performance in the applicable calendar year and prorated based on the number of days the Executive was employed by the Company in the calendar year in which the termination occurs; and

4.          reimburse the Executive for twelve (12) months following termination of employment, an amount equal to the COBRA premium rate for such calendar month that is in effect from time to time for continued coverage under the Company’s group health plan for the Executive and the Executive’s eligible dependents enrolled in such health plans at the time of termination, subject to the Executive’s timely election of COBRA continuation benefits; provided, that the Company’s obligation to provide such payments shall cease in the event the Executive becomes eligible for group health coverage provided by a subsequent employer.

The payments and benefits to be provided in clauses (2) through (4) above are conditioned upon the Executive’s (or the Executive’s estate’s, if applicable) execution and delivery to the Company, within sixty (60) days of the date of termination, of a fully effective release of claims (for which the applicable revocation period has expired) in a form satisfactory to the Company and the Executive’s continued compliance with the restrictive covenants set forth in Section 6. All payments and benefits set forth in clauses (2) through (4) above that would otherwise be paid prior to the sixtieth (60th) day after the Executive’s termination of employment shall be paid in a lump sum as soon as reasonably practicable following the sixtieth (60th) day after the Executive’s termination of employment. Further, the amounts payable to the Executive pursuant to clauses (2) through (4) above are in lieu of any severance benefits or other compensation-based payments by the Company to the Executive and are subject to Executive’s continued compliance with the terms of this Agreement and any restrictive covenants applicable to the Executive.

(iii)            Termination by the Company for Cause; Resignation by the Executive without Good Reason. In the event of a termination by the Company for Cause or the Executive’s resignation without Good Reason, the Company shall pay to the Executive the Accrued Benefits.

(b)               Definitions. For the purposes of this Agreement, the following capitalized terms shall have the following meanings:

(i)                 “Cause” means (i) the indictment, conviction of, or plea of guilty or nolo contendere by, the Executive to (A) a felony or (B) another crime involving moral turpitude, (ii) the Executive’s commission of any act of material dishonesty or breach of trust or any act constituting fraud, embezzlement, theft, misappropriation of funds, money, assets, or other property of the Company or any of its subsidiaries or affiliates, customers, or suppliers, (iii) the Executive’s attempt to willfully obtain any personal profit from any transaction in which the Executive has an interest not disclosed to the Board and that is adverse to the interests of the Company or any of its subsidiaries or affiliates, (iv) the Executive’s reporting to work under the influence of alcohol or illegal drugs or repeatedly using alcohol to the point of intoxication or illegal drugs, whether or not at the workplace, (v) the Executive’s failure or refusal to perform duties, or gross negligence in the performance of the Executive’s duties and responsibilities, as reasonably directed by the Company or any of its subsidiaries or affiliates, other than as a result of a Disability or other approved absence, (vi) the Executive’s violation of the rules, regulations, procedures, or instructions (whether written or oral) relating to the conduct of employees, directors, and/or consultants of the Company or any of its subsidiaries or affiliates (that (if capable of cure) is not cured to the Board’s reasonable satisfaction within ten (10) days after written notice thereof to the Executive), (vii) the Executive’s breach of any non-competition, non-disclosure, non-solicitation, or non-disparagement covenant in any agreement with the Company or any of its subsidiaries or affiliates, (viii) the Executive’s improperly or illegally aiding or abetting a competitor, supplier, or customer of the Company or any of its subsidiaries or affiliates to the material disadvantage or detriment of the Company or any of its subsidiaries or affiliates, (ix) without limiting clause (vii) hereof, the Executive’s material breach of any written employment or services agreement (that (if capable of cure) is not cured to the Board’s reasonable satisfaction within ten (10) days after written notice thereof to the Executive), or (x) the Executive’s breach of any fiduciary duty, gross negligence, or willful misconduct with respect to the Company or any of its subsidiaries or affiliates (that (if capable of cure) is not cured to the Board’s reasonable satisfaction within ten (10) days after written notice thereof to the Executive). For the avoidance of doubt, and without limitation to the foregoing, any breach by the Executive of the representations set forth in this Agreement shall be deemed to constitute a breach and violation of a material term of this Agreement and shall serve as the basis for a termination of the Executive’s services pursuant to clause (ix) of the definition of Cause. Notwithstanding anything to the contrary, (i) the Company shall not be required to provide advance written notice to the Executive for any act or omission constituting Cause if the Board determines in good faith that such Cause event is not reasonably capable of prompt cure or the Board determines that its fiduciary obligation requires it to effect a termination of the Executive for Cause immediately, and (ii) the Board may suspend the Executive with full pay and benefits while it conducts an inquiry of whether grounds for Cause exist.

(ii)              “Disability” means the Executive’s substantial inability, due to a physical or mental condition, to perform essential functions of the Executive’s position, with or without accommodation, for a period of three (3) consecutive months or for shorter periods aggregating six (6) months during any twelve (12) month period, as determined by the Board in its good faith judgment.

(iii)            “Good Reason” means a termination of the Executive’s employment with the Company by the Executive (i) following a reduction in the Executive’s Salary or Target Bonus Percentage, (ii) a relocation of the Executive’s principal place of employment or the Company’s headquarters by more than fifty (50) miles from its current location, or (iii) a material diminution of the Executive’s authority, duties, and responsibilities; provided, that, Good Reason shall not exist under this clause (ii) solely as a result in a change in the Executive’s reporting structure or if such material diminution of authority, duties, and responsibilities is a result of (1) the hiring of additional subordinates to fill some of the Executive’s duties and responsibilities, or (2) any disposition or sale of any subsidiary or division of the Company; provided, however, that, in each case, the Executive may not terminate her employment for Good Reason unless the Executive (A) provides the Company with 30 days’ advance written notice of her intent to resign for Good Reason, (B) such notice is given within 90 days following the events or circumstances claimed to give rise to Good Reason, (C) the Company fails to cure such alleged violation within 30 days after the Executive delivers such notice, (D) if the Company fails to cure such alleged violation, the Executive terminates her employment within five (5) days following the end of the 30-day cure period. The Executive understands that he may be required to travel at the request of the Company and that such travel shall not constitute Good Reason.

6.         Restrictive Covenants. In consideration of the Company’s offer of employment to the Executive pursuant to this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Executive agrees to the covenants contained in this Section 6. For the avoidance of doubt, such covenants are in addition to, and not in lieu of, and do not amend, modify, or abrogate in any way, any other similar covenants that run in favor of the Company and its affiliates and by which the Executive is or may become bound.

(a)          Acknowledgements. The Executive acknowledges and agrees that (i) the term “Business” means, with respect to any person, firm, corporation, or other entity, in whatever form, (1) franchising, developing, owning and operating businesses engaged in waxing, body hair removal, facial hair removal, or threading, or (2) engaging in the business of providing any other activities, products or services of the specific type conducted, authorized, offered or provided by the Employer Group (as defined below) within six (6) months prior to the termination of the Executive’s employment (the date of such termination, the “Termination Date”), (ii) the Executive has intimate and valuable knowledge of the Business, as well as technical, financial, customer, supplier and other confidential information related to the Business, which, if exploited by the Executive in contravention of the terms of this Agreement, would seriously, adversely and irreparably affect the ability of the Employer Group to continue the Business, (iii) the agreements and covenants contained in this Agreement, as they relate to the Business and otherwise, have been determined by the Employer Group to be essential to protect the Business and goodwill of the Employer Group, (iv) the Company would not enter into this Agreement but for the Executive agreeing to be bound by such agreements and covenants, and (v) the Executive has the means to support herself and her dependents other than by engaging in the Business, and the provisions of this Agreement will not impair such ability in any manner whatsoever. For purposes of this Agreement, “Employer Group” shall mean the Company and any direct or indirect subsidiary of EWC Management Holdco, LLC.

(b)          Non-Competition. During the period of the Executive’s employment and through the second (2nd) anniversary of the Termination Date (such period, the “Restricted Period”), the Executive shall not, either directly or indirectly (and whether or not for compensation) (i) engage in the Business for the Executive’s own account in any state of the United States and in any other country, in each case as of the Termination Date, in which the Employer Group (1) then conducts business, (2) has plans to conduct business within the Restricted Period or (3) has taken meaningful steps designed to conduct business in the future, even if the Employer Group’s plan to conduct business in such country would commence after the expiration of the Restricted Period (the “Restricted Territory”), (ii) render any services to or for any person or entity engaged in the Business in any part of the Restricted Territory, (iii) acquire a financial interest in, or otherwise become actively involved with, any person or entity engaged in the Business in any part of the Restricted Territory, as an individual, partner, stockholder, member, officer, director, employee, principal, agent, trustee or consultant, or (iv) interfere with business relationships between the Employer Group or any direct or indirect parent or subsidiary thereof (each, a “Protected Party” and collectively, the “Protected Parties”), on the one hand, and employees, clients or suppliers of, or consultants to, any Protected Party, on the other hand. Notwithstanding anything to the contrary in this Agreement, the Executive may, directly or indirectly, own, solely through passive ownership as a portfolio investment (with no director designation rights or other special governance rights), securities of any person engaged in the Business which are publicly traded on a national or regional stock exchange or over-the-counter if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such person.

(c)          Non-Solicitation. During the Restricted Period and without written consent of the Company, the Executive shall not, either directly or indirectly, (i) solicit or hire, or attempt to solicit or hire, any person who the Executive knows, or should have known, is (or within six (6) months prior to the Termination Date has been) an employee of, or consultant to, any Protected Party, or (ii) solicit or encourage any person which is (or within the six (6) months prior to the Termination Date has been) a vendor or customer of any Protected Party to terminate or diminish its relationship with them, or otherwise alter such relationship in any manner that is adverse to any Protected Party. Notwithstanding the foregoing, this Section 6(c) shall not prohibit the Executive from making general solicitations of employment that are not specifically targeted at any such employee or consultant, or soliciting or hiring any such person who responds to any such general solicitation or who approaches the Executive without having been solicited in a manner prohibited hereby.

(d)         Nondisclosure. The Executive hereby agrees to hold in confidence all Confidential Information of the Employer Group that came into the Executive’s knowledge during the Executive’s employment with the Employer Group and will not disclose, publish or make use of such Confidential Information without the prior written consent of the Company for as long as the information remains Confidential Information other than in connection with the performance of the Executive’s duties to the Employer Group. For purposes hereof, “Confidential Information” means any data or information that is valuable to any member of the Employer Group (or, if owned by someone else, is valuable to that third party) and not generally known or available to the public or to competitors in the industry, including, but not limited to, any nonpublic information (regardless of whether in writing or retained as personal knowledge) pertaining to research and development; product costs, designs and processes; equityholder information; pricing, cost, or profit factors; formulas or recipes; quality programs; annual budget and long-range business plans; marketing plans and methods; contracts and bids; business ideas and methods, store concepts, inventions, innovations, developments, graphic designs, website designs, patterns, specifications, procedures, databases and personnel; and trade secrets.

(e)          Nondisparagement. During the Executive’s employment with the Company and thereafter, the Executive shall not, directly or indirectly, take any action, or encourage others to take any action, to disparage or criticize any member of the Employer Group or their respective employees, officers, directors, managers, products, services, customers or owners. The foregoing shall not be violated by the Executive’s truthful responses to legal process, inquiry by a governmental authority or to incorrect, disparaging or derogatory public statements to the extent reasonably necessary to correct or refute such public statements.

(f)          Assignment of Inventions. The Executive hereby assigns and agrees to assign in the future to the Company and its affiliates all of the Executive’s right, title and interest, if any, in and to any and all “Inventions” (which is defined to include any new or useful process, machine, manufacture, composition of matter, or any new and useful improvement thereof, and all Proprietary Rights with respect thereto), whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Executive, either alone or jointly with others, during the period of the Executive’s affiliation with the Company or any predecessor thereof, as a member or stockholder, officer, director, agent, consultant or employee, in each case, pertaining in any manner to the business of the Company, or any of its affiliates. The Executive hereby further assigns and agrees to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company and its affiliates all of the Executive’s right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Executive, either alone or jointly with others, during the period of the Executive’s employment, or for a six (6) month period thereafter, with the Company or its affiliates, in each case, pertaining in any manner to the business of the Company or any of its affiliates. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 6, are hereinafter referred to as “Company Inventions.” At the Company’s sole cost and expense, the Executive will assist the Company at its reasonable request in every proper way to obtain, and from time to time enforce, U.S. and non-U.S. Proprietary Rights relating to Company Inventions in any and all countries. In the event the Company is unable for any reason, after reasonable effort, to secure the Executive’s signature on any document needed in connection with the actions specified in the preceding sentence, the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive’s agent and attorney in fact, which appointment is coupled with an interest, to act for and in the Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by the Executive. The Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which the Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(g)         Works for Hire; Obligation to Keep Company Informed. The Executive acknowledges that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of the Executive’s services to the Employer Group and its affiliates and which are protectable by copyright are “works made for hire,” pursuant to the United States Copyright Act (17 U.S.C. § 101, et. seq.). The Executive will promptly disclose to the Company all patent applications filed by the Executive or on the Executive’s behalf during the Executive’s employment and within two (2) years after termination of the Executive’s employment.

(h)         Tolling. The Restricted Period shall be tolled and extended by the length of the Executive’s breach of any of the covenants contained in this Section 6, to the extent permitted by law.

(i)           Reasonableness of Restrictions. The Executive has carefully considered the nature and extent of the restrictions contained in this Section 6 and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory and that sufficient consideration is being provided to the Executive in exchange for the same.

(j)           Legal and Equitable Remedies. The Executive acknowledges that the Executive’s services are personal and unique, and that the Executive has had or will have access to and become acquainted with the Proprietary Rights and Confidential Information of the Company and its affiliates. The Executive further acknowledges and agrees that irreparable injury will result to the Company and its affiliates and its goodwill if Executive breaches any of the terms of the covenants set forth in this Section 6, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law would be an inadequate remedy for any breach. Accordingly, the Executive hereby agrees that, in the event of the Executive’s breach of any of the covenants contained in this Section 6, in addition to any other remedy which may be available at law or in equity, the Company and its affiliates shall be entitled to seek specific performance and injunctive relief, without bond or other security and without prejudice to any other rights and remedies that the Company and its affiliates may have for a breach of this Agreement.

(k)          Independent Enforcement; Blue Pencil. Each of the covenants set forth in this Section 6 shall be construed as an agreement independent of (i) each of the other covenants set forth in this Section 6, (ii) any other agreements, or (iii) any other provision in this Agreement. If any one or more of the provisions contained in this Section 6 shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law.

(l)          Whistleblower Acknowledgement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit the Executive from reporting possible violations of federal law or regulation to or otherwise cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive is not required to notify the Company that the Executive has made such reports or disclosures.

(m)        Defend Trade Secrets Act Acknowledgment. Notwithstanding anything to the contrary contained herein, pursuant to the Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive also understands that if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to her attorney and use the trade secret information in the court proceeding, if the Executive (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order.

7.          Surrender of Materials Upon Termination. Upon any termination of the Executive’s employment, regardless of the reason and who is the terminating party, the Executive shall promptly (and in any event within five (5) days) return to the Company: (a) any property of the Employer Group that is in the Executive’s possession, custody or control, including any applicable files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including financial and other information and lists of customers, suppliers, products and prices), and other materials and equipment provided by any member of the Employer Group, such as access cards, identification cards, employer credit cards, computers, cell/smart phones, manuals and removable information storage devices, and (b) all documents and materials that the Executive has prepared in connection with the Executive’s duties under this Agreement. Without limiting the foregoing, the Executive shall delete or destroy, to the extent the Executive possesses any network credentials, files, data, or information relating in any way to any member of the Employer Group or their respective businesses on any non-Employer Group devices, networks, personal computers, storage locations or media in the Executive’s possession, custody or control that are not being returned to the Company, each and every file, data, or information relating in any way to any member of the Employer Group or their respective businesses (and will retain no copies in any form). The Executive agrees not to make, for personal or business use or that of any other person, reproductions or copies of any such property or other property of any member of the Employer Group. For the avoidance of doubt, the Executive may retain copies of all materials that are owned by the Executive.

8.          Executive Acknowledgements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of the Executive’s obligations hereunder does not breach and is not in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of the Executive’s obligations hereunder.  The Executive will not disclose to or use on behalf of the Company or its affiliates any proprietary information of a third party without such party’s consent. The Executive further acknowledges that the Employer Group may utilize the Executive’s name, likeness, voice, image, appearance, biographical information or other characteristics in, on or in connection with any pictures, photographs, audio and video recordings, digital images, websites, social media pages, television programs and advertising, other advertising and publicity, sales and marketing brochures, books, magazines, other publications, and all other printed and electronic forms and media throughout the world, at any time during or after the period of the Executive’s employment with the Company, for all legitimate commercial and business purposes of any member of the Employer Group. The Executive hereby consents to the use of such characteristics by the Employer Group and releases the Employer Group and their respective directors, officers, managers, employees, contractors, representatives and agents from any claims, actions, damages, losses, costs, expenses and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the period of the Executive’s employment by the Company, in connection with any use permitted by this Agreement.

9.          Miscellaneous.

(a)          Validity and Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of such provisions of this Agreement.

(b)         Binding Effect. This Agreement shall be binding on and inure to the benefit of the Company and any person or entity that succeeds to the interest of the Company (regardless of whether such succession does or does not occur by operation of law) by reason of the sale of all or a portion of the Company’s membership interests or stock, a merger, consolidation or reorganization involving the Company or a sale of the assets of the business of the Company (or portion thereof) in which the Executive performs a majority of the Executive’s services. This Agreement shall also inure to the benefit of the Executive’s heirs, executors, administrators and legal representatives.

(c)          Assignment. This Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive. Any successor to the Company’s business shall expressly assume the Company’s obligations hereunder unless such assumption occurs by operation of law. The Company may assign its rights, together with its obligations, hereunder without the Executive’s consent in connection with any sale, transfer or other disposition of all or substantially all of the business assets with respect to which the Executive is performing a majority of the Executive’s services at any such time, or in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into any other entity that is an affiliate of the Company or transfer all or substantially all of its properties or assets to any other person or entity that is an affiliate of the Company.

(d)          Entire Agreement; Acknowledgment of Negotiated Terms. This Agreement (including all of its exhibits and each of the agreements referenced in this Agreement) constitutes the entire agreement between the parties hereto with respect to the matters referred to herein. No other agreement relating to the terms of the Executive’s employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. For the avoidance of doubt, this Agreement shall not in any way supersede the terms of any applicable Profits Interests Award agreement. The Executive acknowledges that this is a negotiated agreement, and that in no event shall the terms of this Agreement be construed against Company on the basis that Company, or its counsel, drafted this Agreement. From time to time, the Executive may, either before or after the Effective Date, become bound by other Company standard confidentiality or non-interference obligations in connection with the Executive’s employment, including, by way of example and not limitation, by acknowledging and agreeing to terms of the Employer Group employment handbooks and confidentiality agreements executed pursuant thereto. Again for the avoidance of doubt, such covenants in this Agreement are in addition to, and not in lieu of, and do not amend, modify, or abrogate in any way, any other similar covenants that run in favor of the Company and its affiliates and by which the Executive is bound or may become bound. The Executive shall be bound by the most restrictive obligation then applicable, provided that nothing in this Section 9(f) shall require Executive to enter into any agreement that would expand the time, scope of activity, or geographic scope of the restrictive covenants provided in Section 6(a)-(c). Regardless of anything expressed anywhere in this Agreement, all obligations of the Executive and the Company to the other party that by their nature should survive the termination of expiration of this Agreement shall survive until fulfilled, or if shorter, the survival period expressly provided herein.

(e)          Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or her rights hereunder on any occasion or series of occasions.

(f)           Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered or certified mail, return receipt requested, postage prepaid, or by electronic mail or any other electronic means (e-mail or any other electronic means shall constitute a writing for purposes of this Agreement; provided that receipt of such notice sent by e-mail or any other electronic means is confirmed by the recipient) and shall be effective upon actual receipt by the party to which such notice shall be directed; provided, that, a refusal by a party to accept delivery shall constitute receipt. Notices shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company:      to the address of the Company’s headquarters, c/o the Company’s Chief Executive Officer.

If to the Executive:      to the address then reflected in the Company’s records.

(g)          Amendments. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

(h)          Headings. Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

(i)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

(j)          Withholding. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect.

(k)          Governing Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof that would call for the application of the substantive law of any jurisdiction other than the State of Delaware.

(l)           Dispute Resolution; Waiver of Jury Trial.

(i)          Proceedings. Each party irrevocably agrees for the exclusive benefit of the other that any and all suits, actions or proceedings relating to this Agreement, the Executive’s employment with the Company or any termination of such employment (collectively, “Proceedings” and, individually, a “Proceeding”) shall be maintained in either the courts of the State of Delaware or the federal District Courts sitting in Wilmington, Delaware (collectively, the “Chosen Courts”) and that the Chosen Courts shall have exclusive jurisdiction to hear, determine or settle any Proceeding and any Proceedings shall only be brought in the Chosen Courts.  Each party irrevocably waives any objection that it may have now or hereafter to the laying of the venue of any Proceeding in the Chosen Courts and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceeding brought in the Chosen Courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.  Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance on Section 2708 of Title 6 of the Delaware Code.  Each of the parties hereto irrevocably and unconditionally agrees (i) that, to the extent such party is not otherwise subject to service of process in the State of Delaware, it will appoint (and maintain an agreement with respect to) an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of said agent, (ii) that service of process may also be made on such party by pre-paid certified mail with a validated proof of mailing receipt constituting evidence of valid service sent to such party at the address set forth in this Agreement, as such address may be changed from time to time pursuant hereto, and (iii) that service made pursuant to clause (i) or (ii) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

(ii)         Disputes. Before initiating any legal action to resolve disputes arising from this Agreement, other than equitable relief, which may be pursued immediately, the parties shall comply with the dispute resolution process set out in this Section. The Company and the Executive shall attempt in good faith to resolve each applicable dispute that arises between them related to this Agreement within fifteen (15) days after their first meeting regarding such dispute (or such longer time as such parties may agree in writing). If the Company and the Executive are unable to resolve such dispute within fifteen (15) days after their first meeting regarding such dispute (or such longer time as such parties may agree in writing), the dispute shall be mediated within thirty (30) days from the date a written request for mediation is made by either party under the applicable Mediation Rules of the American Arbitration Association. The mediation shall take place in the county where the Company’s principal offices are then located. The mediation shall be conducted before a single mediator to be agreed upon by the parties. If the parties cannot agree on the mediator, each party shall select a mediator and such mediators shall together unanimously select a neutral mediator who will conduct the mediation. Each party shall bear the fees and expenses of its mediator and the parties shall equally bear the fees and expenses of the final mediator, if any. If the parties are unable to entirely resolve their dispute through the mediation process, then the parties may submit any unresolved matters for determination pursuant to Section 9(l)(i).

(iii)        Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS RIGHTS OR OBLIGATIONS HEREUNDER.

(m)        Key-Man Insurance. The Company and its subsidiaries shall have the option, but not the obligation, to obtain on the life of the Executive, pay all premium amounts related to, and maintain, “key employee” insurance naming one or more of the Employer Group members as beneficiaries. Selection of such insurance policy shall be in the sole and absolute discretion of the Company. The Executive shall cooperate fully with the Company and the insurer in applying for, obtaining and maintaining such life insurance, by executing and delivering such further and other documents as the Company or the insurer may request from time to time, and doing all matters and things which may be convenient or necessary to obtain such insurance, including submitting to any physical examinations and providing any medical information required by the insurer.

(n)         Prevailing Party; Cumulative Remedies. If any claim is brought for the enforcement of or in connection with this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including all such fees, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that claim, in addition to any other relief to which such party or parties may be entitled. Each remedy provided to either party pursuant to this Agreement is intended not to be exclusive of any other remedy available to such party pursuant to this Agreement and shall be in addition to every other remedy available to such party. No single or partial exercise by either party of any right, power or remedy provided pursuant to this Agreement shall disallow or preclude any additional exercise of such right, power or remedy by such party.

(o)         Section 409A of the Code.(i)Compliance. The intent of the parties is that payments and benefits under this Agreement are either exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended and Treasury Regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted to that end. The parties acknowledge and agree that the interpretation of Section 409A and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available.

(ii)         Six Month Delay for Specified Employees. If any payment, compensation or other benefit provided to the Executive in connection with the Executive’s employment termination is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is at the relevant time a “specified employee” as defined in Section 409A, no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the Executive’s date of termination or, if earlier, the Executive’s death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Executive during the period between the date of termination and the New Payment Date shall be paid to the Executive in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.

(iii)        Termination as a Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment until such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service.

(iv)       Payments for Reimbursements and In-Kind Benefits. All reimbursements for costs and expenses under this Agreement shall be paid in no event later than the end of the calendar year following the calendar year in which the Executive incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (x) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (y) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

(v)        Payments within Specified Number of Days. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be decided at the sole discretion of the Company. In the event any payment is due and payable under this Agreement on a non-business day, to the fullest extent permitted by applicable law, such payment may be made on the first business day following such due date.

(vi)        Installments as Separate Payment. If under this Agreement, an amount is paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

(p)          Interpretation. The recitals set forth in this Agreement are true and correct and are hereby incorporated into this Agreement. In this Agreement, unless a clear contrary intention appears (i) the singular number includes the plural number and vice versa, (ii) reference to any gender includes each other gender, (iii) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof, (iv) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision, (v) the terms “hereof”, “hereby”, “herein”, or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary, (vi) reference to a particular “Section” or “paragraph” shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary, (vii) the term “including” herein shall be construed as meaning “including without limitation”, (viii) “or” is used in the inclusive sense of “and/or”, (ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”, (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, Exhibits, Schedules or amendments thereto, and (xi) all references to “Dollars” or “$” shall mean U.S. Dollars unless otherwise specified. Each member of the Employer Group is an intended third-party beneficiary of this Agreement.

(q)          The Executive’s Acknowledgment of Terms. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto set the Executive’s hand as of the day and year first above written.

EXECUTIVE	EWC VENTURES LLC

/s/ Jennifer Vanderveldt	By:	/s/ David Berg
Jennifer Vanderveldt		David Berg, President & CEO

[Signature Page – Jennifer Vanderveldt Employment Agreement]